(2)(N)(ii)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

ING Senior Income Fund

We consent to the use of our report dated April 25, 2013, incorporated herein by reference, to ING Senior Income Fund, and to the references to our firm under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Boston, Massachusetts

June 27, 2013